Exhibit 21.1

Subsidiaries of the Registrant

The following is a list of subsidiaries of the Registrant as of November 8, 2016, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Jurisdiction	Entity Name
Argentina	TE Connectivity Argentina S.R.L.
Tyco Networks (Argentina) S.R.L.
Tyco Submarine Systems de Argentina S.A.

Australia	Clarebury Pty. Ltd.
Grangehurst Enterprises Pty. Ltd.
Morlynn Ceramics Pty. Ltd.
Tappat Engineering Pty Ltd
TE Connectivity Australia Pty Ltd

Austria	Tyco Electronics Austria GmbH

Barbados	Corcom West Indies Limited
TE Connectivity (Barbados) SRL

Belgium	Raychem Industries BVBA
Tyco Electronics Belgium EC BVBA

Bermuda	Tyco Electronics Eta Limited
Tyco Electronics Holdings (Bermuda) No. 7 Limited
Tyco Electronics Lambda
Tyco Global Networks Ltd.
Tyco Telecommunications Ltd.

Brazil	Celis Eletrocomponentes Ltda.
Seacon Produtos e Servicos Opticos e Eletricos Ltda.
Tyco Electronics Brasil Ltda.

British Virgin Islands	Communication Expert International Investments Limited
Kenabell Holding Limited

Canada	TE Connectivity ULC
Tyco Electronics Canada ULC

Chile	ADC Chile Limitada
Tyco Electronics Industrial Y Comercial Chile Limitada

China	ADC Telecommunications Equipment (Shanghai) Co., Ltd.
Deutsch Connectors Manufacturing (Shanghai) Co., Ltd.
Deutsch Connectors Trading (Shanghai) Co., Ltd.
Intercontec Connector System (Shanghai) Co., Ltd.
MEAS Shenzhen Limited
Measurement Specialties (Chengdu) Ltd.
Measurement Specialties (China) Ltd.
Measurement Specialties (China) Ltd. Production Branch
Measurement Technology (Chengdu) Ltd.
Raychem Shanghai Cable Accessories Ltd
Raychem (Shanghai) Trading Ltd
Shanghai CII Electronics Co., Ltd (50%)
Shenzhen Century Man Communication Equipment Co., Ltd.
Sibas Electronics (Xiamen) Co., Ltd.
Taicang Speed & Spin Sensors Co., Ltd.
TE Connectivity Connectors (Suzhou) Co., Ltd.

TE Connectivity (Kunshan) Company Limited
TE Connectivity (Suzhou) Co., Ltd.
Tyco Electronics AMP Guangdong Ltd
Tyco Electronics AMP Qingdao Ltd.
Tyco Electronics AMP Shanghai Ltd. (92.31%)
Tyco Electronics (Dongguan) Ltd
Tyco Electronics (Kunshan) Ltd
Tyco Electronics (Qingdao) Ltd.
Tyco Electronics (Shanghai) Co., Ltd
Tyco Electronics (Shenzhen) Co. Ltd.
Tyco Electronics (Suzhou) Ltd.
Tyco Electronics Technology (SIP) Ltd.
Tyco Electronics Technology (SIP) Co., Ltd. Branch No. 1
Tyco Electronics (Zhuhai) Ltd
Wema Environmental Technologies (Shanghai) Co., Ltd.
Wema Environmental Technologies (Shenzhen) Co., Ltd.

Colombia	TE Connectivity Colombia S.A.S.

Costa Rica	Creganna Medical s.r.l.
TechDevice Costa Rica Limitada

Cyprus	Acalon Holdings Limited
Raychem Technologies Limited

Czech Republic	Tyco Electronics Czech s.r.o.
Tyco Electronics EC Trutnov s.r.o.

Denmark	TE Connectivity (Denmark) ApS

Dominican Republic	Raychem Dominicana S.A.

Finland	Tyco Electronics Finland Oy

France	Butterfly Management SAS
Carrier Kheops Bac SAS
Compagnie Deutsch Distribution SAS
Compagnie Deutsch SAS
Connecteurs Electriques Deutsch SAS
Deutsch Finance SAS
Deutsch Group SAS
Deutsch SAS
MEAS Europe SAS
MEAS France SAS
Tyco Electronics France SAS
Tyco Electronics Group S.A. (French Branch)
Tyco Electronics Holding France
Tyco Electronics Idento
Tyco Electronics SIMEL SAS

Germany	Cablotec GmbH
Comtec Systeme GmbH
Intercontect Pfeiffer Industrie-Steckverbindungen GmbH
Intercontec Produkt GmbH
motec Montage GmbH
Pfeiffer GmbH & Co KG
Pfeiffer Verwaltungs GmbH
TE Connectivity EMEA Holding GmbH
TE Connectivity Germany GmbH
Tyco Electronics EC Verwaltungsgesellschaft mbH

Tyco Electronics Germany Holdings GmbH
Tyco Electronics Raychem GmbH
TE Connectivity Sensors Germany GmbH
Tyco Electronics Verwaltungs GmbH

Gibraltar	Tyco Electronics China (Gibraltar) Limited
Tyco Electronics (Gibraltar) Holding Limited
Tyco Electronics (Gibraltar) Limited
Tyco Electronics India (Gibraltar) Limited

Greece	Tyco Electronics Hellas MEPE

Guernsey	Cregstar Bidco Limited

Hong Kong	ADC Communications Hong Kong Limited
AMP Products Pacific Limited
Deutsch Connectors Hong Kong Limited
F.A.I. Technology (Hong Kong) Limited
Hong Kong Sensors Technologies Limited
MEAS Asia Limited
Raychem China Limited
Raychem (HK) Limited
TE Connectivity HK Limited
TE Connectivity (HKZ) Holding Limited
Tyco Electronics H.K. Limited
Tyco Electronics Hong Kong Holdings No. 1 Limited
Tyco Electronics Hong Kong Holdings No. 2 Limited
Tyco Electronics Hong Kong Holdings No. 3 Limited
Wema System Hong Kong Limited
Wema System Production and Distribution HK Limited

Hungary	Tyco Electronics Hungary Termelo Kft

India	CII Guardian International Limited (39.431%)
Deutsch India Power Connectors (Pvt) Ltd
RAYCHEM-RPG Private Limited (50%)
TE Connectivity India Private Limited
TE Connectivity Services India Private Limited
Wema Automotive System Private Limited

Indonesia	PT KRONE Indonesia (70%)
PT. Tyco Electronics Indonesia

Ireland	Betatherm (R&D) Limited
Creganna Captial Holding Ireland Unlimited Company
Creganna Finance Ireland Limited
Creganna Solutions Unlimited Company
Creganna Tactx Singapore Limited
Creganna Unlimited Company
MEAS Ireland (Betatherm) Limited
TE Connectivity Holding International II S.à r.l. (Ireland Branch)
TE Connectivity Ireland Limited
TE Connectivity (Netherlands) Holding S.a r.l. - Irish Branch
Tyco Electronics Group S.A. (Ireland Branch)
Tyco Electronics Ireland Limited

Isle of Man	Creganna Medical Technology Unlimited
Creganna Solutions Limited

Israel	Deutsch Israel Ltd.

Raychem Ltd.
Tyco Electronics Israel Ltd.

Italy	Tyco Electronics AMP Italia Products S.R.L.
Tyco Electronics AMP Italia S.R.L.
Tyco Electronics Italia Holding S.r.l.
Tyco Networks (Italy) Srl

Japan	LADD Distribution Limited
Nikkiso-Therm Co., Ltd. (50.06%)
Tyco Electronics Japan G.K.

Kenya	Tyco Electronics UK Ltd. (Kenya Branch)

Luxembourg	Creganna Luxembourg SARL
TCN Holding (Luxembourg) S.a.r.l. (en liquidation)
TE Connectivity Holding International S.A.
TE Connectivity Holding International II S.a r.l.
TE Connectivity Investments Holding S.A.
TE Connectivity LATAM Holding S.à r.l.
TE Connectivity LATAM I S.à r.l.
TE Connectivity LATAM II S.à r.l.
TE Connectivity MOG Europe S.a r.l.
TE Connectivity MOG Holding S.a r.l.
Tyco Electronics Finance S.a r.l.
Tyco Electronics Group S.A.
Tyco Electronics Holding S.a r.l.
Tyco Electronics Netherlands (Germany Holding) S.à r.l.
TyCom Holdings II SA

Malaysia	TE Connectivity Manufacturing Sdn. Bhd.
Tyco Electronics (Malaysia) Sdn. Bhd.

Malta	Tyco Electronics (AMP Korea) Malta Limited
Tyco Electronics (Korea) Malta Limited

Marshall Islands	C.S. Tyco Decisive Inc.
C.S. Tyco Dependable Inc.
C.S. Tyco Durable Inc.
C.S. Tyco Reliance Inc.
C.S. Tyco Resolute Inc.
C.S. Tyco Responder Inc.

Mexico	AMP Amermex, S.A. de C.V.
Cima de Acuna S.A. de C.V.
Corcom, S.A. de C.V.
Deutsch Servicios S. de R.L. De C.V.
Kemex Holding Company, S.A. de C.V.
Potter & Brumfield de Mexico, S.A. de C.V.
Raychem Juarez, S.A. de C.V.
Seacon Global Production, S. de R.L. de C.V.
Tyco Electronics Mexico, S. de R.L. de C.V.
Tyco Electronics Tecnologias S. de R.L. de C.V.
Tyco Submarine Systems, S.A. de C.V.

Morocco	TE Connectivity Morocco SARL

Netherlands	AMP Taiwan B.V.
AMP Trading B.V.
TE Connectivity Nederland B.V.

TE Connectivity Netherlands Cooperatief U.A.
TE Connectivity Netherlands (Poland II) Cooperatief U.A.
TE Connectivity Netherlands (Turkey) B.V.
Tyco Electronics Netherlands (Gibraltar China) Cooperatief U.A.
Tyco Electronics Netherlands (Gibraltar India) Cooperatief U.A.
Tyco Electronics Netherlands Holding B.V.
Tyco Electronics Netherlands (India) Cooperatief U.A.
Tyco Electronics Wireless Systems B.V.
Tyco Networks (Netherlands) B.V.

New Zealand	Tyco Electronics NZ Limited

Nigeria	TE Connectivity Technology Solutions Limited

Norway	MEAS Norway AS
Precision Subsea AS
Tyco Electronics Norge AS
Wema System AS

Panama	TYCO SUBMARINE SYSTEMS, INC.

Peru	Tyco Electronics Del Peru S.A.C.
TyCom Networks (Peru) S.A.

Philippines	Tyco Electronics Philippines, Inc.

Poland	TYCO Electronics Polska Sp.z.o.o.

Portugal	Tyco Electronics Componentes Electromecanicos Lda.

Russia	Tyco Electronics RUS OOO

Saudi Arabia	Raychem Saudi Arabia Limited (49%)
Tyco Electronics Saudi Arabia Limited

Singapore	ADC Communications (SEA) Pte. Ltd.
Creganna Medical Pte. Limited
Crompton Instruments (South-East Asia) Pte. Ltd.
Tyco Electronics AMP Manufacturing (S) Pte Ltd
Tyco Electronics Manufacturing Singapore Pte Ltd
Tyco Electronics Singapore Pte Ltd

South Africa	TE Connectivity South Africa Proprietary Limited

South Korea	Advanced Tube Technologies, Ltd.
Tyco Electronics AMP Korea Co., Ltd.
Tyco Electronics Raychem Korea Limited

Spain	TE Connectivity Spain, S.L.U.
TE Connectivity SubCom S.L.U.
TE Connectivity SubCom Spain Holding S.L.U.
Tyco Iberia, S.L.
Tyco Networks Iberica, S.L.

Sweden	Tyco Electronics Svenska AB
Tyco Electronics Svenska Holdings AB

Switzerland	Jaquet Technology Group AG
MEAS Switzerland S.a r.l.
TE Connectivity Holding International II S.a r.l., Luxembourg (LU), Schaffhausen branch

TE Connectivity Holding International II S.a r.l., Luxembourg (LU), Schaffhausen E-Finance branch
TE Connectivity MOG Sales GmbH
TE Connectivity Investments Holding S.A., Luxembourg (LU), Schaffhausen branch
TE Connectivity Solutions GmbH
Tyco Electronics Finance Alpha GmbH
Tyco Electronics (Schweiz) Holding II GmbH
TE Connectivity (Schweiz) Management AG
Tyco Electronics Services GmbH
Tyco International Services GmbH (49.9375%)
Wema System AG

Taiwan	Raychem Pacific Corporation (50%)
Taliq Taiwan Limited
Tyco Electronics Holdings (Bermuda) No. 7 Limited, Taiwan Branch

Thailand	TE Connectivity Distribution (Thailand) Limited
TE Connectivity Manufacturing (Thailand) Company Limited
Wema Environmental Technologies Ltd.

Tunisia	TE Connectivity Tunisia Sarl

Turkey	Tyco Elektronik AMP Ticaret Limited Sirketi

Ukraine	Tyco Electronics Ukraine Limited

United Arab Emirates	Tyco Electronics Middle East FZE

United Kingdom	ADC Communications (UK) Holding Ltd.
ADC Communications (UK) Ltd.
Advanced Fiber Products Limited
Critchley Group Limited
Deutsch GB Limited
Deutsch Subco Limited
Deutsch UK
Polamco Limited
Raychem Limited
Seacon (Europe) Limited
Servo Interconnect Limited
TE Connectivity Limited
Tyco Electronics Corby Limited
Tyco Electronics Motors Ltd
Tyco Electronics Precision Engineering Ltd.
Tyco Electronics UK Holdings Ltd
Tyco Electronics UK Ltd.

United States	999 Arques Corp. (37.5%)
AdvancedCath Technologies, LLC
Advanced Fiber Products LLC
American Sensor Technologies, Inc.
Brantner and Associates, Inc.
Brantner Holding Company
Catheter and Disposable Technology, Inc.
Codenoll Technology Corporation (73.988%)
Cotsworks LLC (40%)
Creganna Finance (US) LLC
Creganna Medical Devices, Inc.
Creganna Regulatory, Inc.
Howard A. Schaevitz Technologies, Inc.
Jaquet North America, Inc.
LADD Distribution LLC

LSA, LLC
MEAS US Holding, Inc.
Measurement Specialties Foreign Holdings LLC
Measurement Specialties, Inc.
Medical Engineering & Design, Inc.
MP&E, LLC
Precision Interconnect LLC
Precision Wire Components, LLC
Precision Wire Holding Company
Produxx, Inc.
Raychem International LLC
Raychem International Manufacturing LLC
Rochester Wire and Cable LLC
SEACON Advanced Products LLC
TacPro, LLC
Tactx Medical, Inc.
TE Connectivity Inc.
TE Connectivity MOG Inc.
TE Connectivity Phoenix Optix Inc.
TE Connectivity Seacon Phoenix Inc.
TE Connectivity US Group Holding Inc.
TechDevice LLC
TechDevice Holdings, LLC
The Whitaker LLC
Transoceanic Cable Ship Company LLC
Tyco Electronics Corporation
Tyco Electronics Holding Corp.
Tyco Electronics Integrated Cable Systems LLC
Tyco Electronics Latin America Holding LLC
Tyco Electronics Printed Circuit Group LP
Tyco Electronics RIMC Holding LLC
Tyco Electronics Subsea Communications LLC
Wema Americas LLC

Uruguay	Tyco Electronics Uruguay S.A.

Venezuela	AMP de Venezuela, C.A.
Tyco Electronics de Venezuela, C.A.
Tyco Submarine Systems, C.A.

Vietnam	TE Connectivity Vietnam Holding Company Limited